                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to [Section]240.14a-11(c) or
    [Section]240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                                LTX Corporation
                (Name of Registrant as Specified In Its Charter)

                                LTX Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                    [LOGO]

                                LTX CORPORATION
                         LTX PARK AT UNIVERSITY AVENUE
                         WESTWOOD, MASSACHUSETTS 02090

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 10, 1996

     The Annual Meeting of Stockholders of LTX Corporation will be held at the Hilton at Dedham Place, 95 Dedham Place, Exit 14, Allied Drive off I-95 (Rte.
128), Dedham, Massachusetts, on December 10, 1996, beginning at 10:00 a.m. local time, for the following purposes:

          1. To elect two members to the Board of Directors to serve for three-year terms as Class I Directors.

          2. To consider and act upon a proposed amendment to the 1990 Stock Option Plan to provide that the vesting of nonstatutory options issued under the Plan is accelerated upon a "change of control" as defined in the Plan.

          3. To consider and act upon a proposed amendment to the 1990 Stock Option Plan to provide that options granted in the future be exercisable for two years after termination of employment in the event employment of the optionee terminates as a result of death or disability.

          4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on October 31, 1996 as the record date for the Annual Meeting. All holders of common stock of record at that time are entitled to vote at the meeting.

                                            By Order of the Board of Directors

                                            RICHARD M. HARTER, Clerk

November 8, 1996

--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                LTX CORPORATION

                                PROXY STATEMENT

                                                                November 8, 1996

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of LTX Corporation ("LTX" or the "Company") of proxies for use at the Annual Meeting of Stockholders to be held on December 10, 1996, and any adjournments thereof (the "1996 Annual Meeting"). Shares as to which a proxy has been executed will be voted as specified in the proxy. A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included. A proxy may be revoked at any time by notice in writing received by the Clerk of the Company before it is voted.

     Solicitation of proxies by mail is expected to commence on November 8, 1996, and the cost thereof will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc., a proxy solicitation firm, to whom the Company will pay a fee of $4,000 plus reimbursement for mailing and out-of-pocket expenses. Copies of solicitation material will also be furnished to brokerage firms, fiduciaries and custodians to forward to their principals, and the Company will reimburse them for their reasonable expenses.

                               VOTING SECURITIES

     The Company's only issued and outstanding class of voting securities is its common stock, par value $0.05 per share. Each stockholder of record on October 31, 1996, is entitled to one vote for each share registered in such stockholder's name. As of that date there were 35,578,453 shares of common stock issued and outstanding.

                              CERTAIN STOCKHOLDERS


     The following table sets forth, as of October 1, 1996, the amount and percentage of outstanding common stock of the Company beneficially owned by (i) each person known by the Company to beneficially own 5% of the Company's outstanding common stock, (ii) each executive officer named in the Summary
Compensation Table under the heading "Compensation of Executives" on page 5,
(iii) each director and (iv) all directors and executive officers of the Company as a group, on the basis of information supplied to the Company.


                                                              NUMBER OF SHARES
                                                               OF COMMON STOCK           PERCENT OF
                  NAME AND ADDRESS(1)                       BENEFICIALLY OWNED(2)       COMMON STOCK
                  -------------------                       ---------------------       ------------
State of Wisconsin Investment Board.....................          3,255,900                  9.1%
Gruber & McBaine Capital Management, Inc.(3)............          2,266,500                  6.3%
Ando Electric Co., Ltd..................................          2,000,000                  5.4%
Graham C. C. Miller.....................................            628,603                  1.7%
Roger W. Blethen........................................            173,008                    *
Martin S. Francis.......................................            155,282                    *
Kenneth E. Daub.........................................             83,356                    *
John J. Arcari..........................................             53,690                    *
Jacques Bouyer..........................................             21,334                    *
Samuel Rubinovitz.......................................             16,333                    *


                                                              NUMBER OF SHARES
                                                               OF COMMON STOCK           PERCENT OF
                  NAME AND ADDRESS(1)                       BENEFICIALLY OWNED(2)       COMMON STOCK
                  -------------------                       ---------------------       ------------
Roger J. Maggs..........................................             13,666                    *
Robert E. Moore.........................................             11,000                    *
All directors and executive officers as a group
  (9 persons)...........................................          1,156,272                  3.1%

---------------
 * Less than 1%

(1) The address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707, Gruber & McBaine Capital Management, Inc. is 50 Osgood Place, San Francisco, California 94133 and Ando Electric Co., Ltd. is 19-7, Kamata 4-chome, Ota-ku, Tokyo, 144 Japan.

(2) Of the total shares shown as owned by Ando Electric Co., Ltd., 1,000,000 are under a warrant presently exercisable by Ando. Shares owned by Messrs. Miller, Blethen, Francis, Daub, Arcari, Bouyer, Rubinovitz, Maggs and
    Moore, and by all executive officers and directors as a group include 265,100 shares, 96,163 shares, 130,750 shares, 78,100 shares, 52,650 shares, 15,334 shares, 12,333 shares, 13,666 shares, 8,500 shares and 672,596 shares, respectively, under stock options which are presently exercisable or become so within sixty days.

(3) These shares represent the aggregate holdings of Gruber & McBaine Capital Management, Inc. and various related parties as a group.


                         ITEM 1.  ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The present term of office for the Class I Directors expires at the 1996 Annual Meeting. The nominees for election as Class I Directors are Messrs. Miller and Moore. Mr. Miller and Mr. Moore were elected Directors at the Annual Meeting of Stockholders held in December 1993. If re-elected, the Class I nominees will hold office until the Annual Meeting of Stockholders to be held in 1999.

     Unless a proxy is marked to withhold authority for the election of either or both of the nominees for Class I Directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of both of the nominees for Class I Directors. If the proxy indicates that the stockholder wishes to withhold a vote from either or both nominees for Class I Directors, such instructions will be followed by the persons named in the proxy. Management has no reason to believe that either of the nominees will be unable to serve. In the event that a nominee should not be available, the persons named in the proxies will vote for the other nominee and may vote for a substitute for such nominee.


     Set forth below is information for each of the nominees for Class I
Directors to be elected at the 1996 Annual Meeting, and for each of the Class II
Directors and Class III Directors who will continue to serve until the Annual
Meetings of the Stockholders to be held in 1997 and 1998, respectively.

NOMINEES TO SERVE AS DIRECTORS FOR A THREE-YEAR TERM EXPIRING AT THE 1999 ANNUAL
MEETING (CLASS I DIRECTORS)


            NAME                                    BUSINESS AFFILIATIONS
            ----                                    ---------------------

Graham C. C. Miller..........  Mr. Miller, age 65, has been the Chairman of the
                                 Board of the Company since its formation in
                                 1976. Mr. Miller was a founder of the Company
                                 and was President of the Company from 1976
                                 until 1994. Mr. Miller is also a director of
                                 Newbridge Networks Corporation.


Robert E. Moore..............  Mr. Moore, age 58, has been a Director of the
                                 Company since 1989. Mr. Moore is currently
                                 President and Chairman of the Board of Reliable
                                 Power Meters, Inc., a company founded by him in
                                 1992 which manufactures and sells power
                                 measurement instruments. He also was a founder
                                 of Basic Measuring Instruments, Inc., which
                                 manufactures and sells power measurement
                                 instruments. He served as a director of that
                                 company from 1982 until 1990 and as a Senior
                                 Vice President responsible for marketing and
                                 sales from 1985 until 1990.



DIRECTORS SERVING A THREE-YEAR TERM EXPIRING AT THE 1997 ANNUAL MEETING (CLASS
II DIRECTORS)


            NAME                                    BUSINESS AFFILIATIONS
            ----                                    ---------------------

Roger W. Blethen.............  Mr. Blethen, age 45, has been a Director since
                                 1980. Mr. Blethen was appointed Chief Executive
                                 Officer of the Company in September 1996. Mr.
                                 Blethen has been a President of the Company
                                 since he was elected to that office in 1994 and
                                 was a Senior Vice President of the Company from
                                 1985 until 1994. Mr. Blethen was a founder of
                                 the Company and served in a number of senior
                                 management positions with the Company since its
                                 formation in 1976.

Roger J. Maggs...............  Mr. Maggs, age 50, was elected a Director of the
                                 Company in 1994. Mr. Maggs is currently
                                 President of Celtic House Investment Partners,
                                 a private investment firm. Mr. Maggs was a Vice
                                 President of Alcan Aluminium Limited from 1986
                                 until 1994.



DIRECTORS SERVING A THREE-YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING (CLASS
III DIRECTORS)

              NAME                                   BUSINESS AFFILIATIONS
              ----                                   ---------------------

Jacques Bouyer...............  Mr. Bouyer, age 68, was elected a Director of the
                                 Company in 1991. Mr. Bouyer has been a
                                 management consultant since 1990. Mr. Bouyer
                                 was Chairman of the Board and Chief Executive
                                 Officer of Philips Composants S.A., an
                                 electronics company which is a wholly-owned
                                 subsidiary of Philips Electronics N.V. from
                                 1986 until his retirement from that company in
                                 1990. He is currently an Honorary Chairman of
                                 that company. He is also a director of
                                 Richardson Electronics, Ltd.

Martin S. Francis............  Mr. Francis, age 50, has been a Director since
                                 1991. Mr. Francis was a President of the
                                 Company from 1994 until 1996 and was a Senior
                                 Vice President from 1991 until 1994. Prior to
                                 1991, Mr. Francis held senior management
                                 positions in the Company's international
                                 operations from the time that he joined LTX in
                                 1982. Mr. Francis has indicated that he will
                                 resign as a Director of the Company after the
                                 1996 Annual Meeting.

Samuel Rubinovitz............  Mr. Rubinovitz, age 66, was elected a Director of the Company in 1994. He was Executive Vice
                                 President of EG&G, Inc., responsible for the
                                 aerospace, optoelectronics and instrument
                                 product groups from 1989 until his retirement
                                 in 1994. He is also a director of Richardson
                                 Electronics, Ltd., KLA Instruments Inc. and
                                 Kronos Inc.


RECOMMENDED VOTE

     The affirmative vote of the holders of a plurality of the Company's outstanding common stock present in person or by proxy and voting at the 1996 Annual Meeting is required to elect the Class I Directors. The Board of Directors recommends you vote "FOR" the election of its nominees for Class I Directors.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive a retainer of $12,000 per year, payable on a quarterly basis, a fee of $1,000 for each directors' meeting attended and a fee of $1,000 for attendance at each meeting of a committee approved by the Board of Directors. Directors are also reimbursed for travel expenses for attending meetings. In addition, directors who are not employees of the Company receive an option to purchase 20,000 shares on the date first elected to the Board, 6,000 additional shares in each year served as a member of the Board, 3,000 additional shares in each year served as chairman of a committee of the Board and 1,500 additional shares in each year served as a member of a committee of the Board. All of such options have a fair market value exercise price. In addition, directors who are not employees of the Company will receive on the day of the 1996 Annual Meeting a one-time grant of an option to purchase 10,000 shares at a fair market value exercise price in consideration for changing the exercise price of options to be granted in the future to such directors from $1.00 to fair market value. In addition, directors who are not employees of the Company may elect to pay premiums and receive benefits under the Company's group health insurance plans. In fiscal 1996, Mr. Miller received, in addition, $121,500 for his services as Chairman of the Board through January 1996. Mr. Miller will receive an additional one-time grant of an option to purchase 6,000 shares at an exercise price of $1.00 per share and, for as long as he continues to serve as Chairman of the Board, he will receive an annual retainer and fees equal to twice that received by the other directors who are not employees of the Company. In fiscal 1996, Mr. Bouyer received, in addition, $20,000 for services as a consultant to the Company's French subsidiary and LTX has agreed to pay any uninsured medical expenses he may have while in the United States attending to business of the Company. Employee directors receive no separate, additional compensation or options for their services as directors.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors of the Company held fifteen meetings during the fiscal year ended July 31, 1996, and took other actions by unanimous consent of the Board of Directors. All directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they respectively served. The Board has a standing Compensation Committee which meets periodically and met six times during the fiscal year ended July 31, 1996. The Compensation Committee determines the compensation of all executive officers of the Company and recommends the compensation policies for other officers and employees. The members of the Compensation Committee are Messrs. Rubinovitz and Bouyer. The Board has a standing Audit Committee which meets periodically and met four times during the fiscal year ended July 31, 1996. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to the accounting and financial functions of the Company, including the appointment of the Company's independent auditors. The members of the Audit Committee are Messrs. Maggs and Moore. The Board has a standing Strategic Planning Committee which meets periodically and met four times during the fiscal year ended July 31, 1996. The Strategic Planning Committee is responsible for developing and reviewing long-term strategic plans for the Company. The members of the Strategic Planning Committee are Messrs. Blethen, Bouyer, Francis, Miller, Moore and Rubinovitz. The Board has a standing Directors' Affairs Committee which meets periodically and met seven times during the fiscal year ended July 31, 1996. The Directors' Affairs Committee is responsible for review of the make-up of the Board, proposals for new candidates to be members of the Board and review of compensation of directors. The members of the Directors' Affairs Committee are Messrs. Bouyer, Maggs, Moore and Rubinovitz.


                           COMPENSATION OF EXECUTIVES


SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the annual and long term compensation of the Company's Presidents and the two other most highly compensated executive officers of the Company in fiscal 1996, for the past three fiscal years (such executive officers are sometimes collectively referred to herein as the "named executive officers"):


                                           ANNUAL COMPENSATION               LONG TERM
                                   ------------------------------------    COMPENSATION
                                                             OTHER        ---------------
           NAME                                             ANNUAL            OPTIONS          ALL OTHER
  AND PRINCIPAL POSITION   YEAR    SALARY    BONUS(3)   COMPENSATION(5)      GRANTED(#)      COMPENSATION(8)
  ----------------------   ----    ------    --------   ---------------     -----------      ---------------
Roger W. Blethen.........   1996  $300,000   $316,650       $     0            50,000           $ 6,210
  President(1)              1995   240,000    158,210(4)          0            30,000             1,380
                            1994   260,000          0             0            55,000               670

Martin S. Francis........   1996   300,000    316,650        50,100(6)         50,000            89,414
  President(2)              1995   240,000    158,210             0            30,000            57,740
                            1994   201,500      4,702        26,000(7)         45,000            29,176

John J. Arcari...........   1996   191,000    116,855             0            15,000             5,226
  Chief Financial Officer   1995   184,000     70,581             0            10,000               453
                            1994   175,000          0             0             8,000               425

Kenneth E. Daub..........   1996   226,270     99,303             0                 0             5,762
  Senior Vice President     1995   218,000    119,464             0            10,000               924
                            1994   208,000     52,438             0             8,000               840

---------------

(1) Mr. Blethen was appointed Chief Executive Officer in September 1996.

(2) Mr. Francis resigned as a President of the Company after the fiscal year end.

(3) Amounts shown under "Bonus" column for fiscal year 1994 represent, for Mr. Francis, bonuses paid under the Executive Bonus Plan in effect for the first two quarters and represent, for Mr. Daub, commission payments.

(4) Amount of bonus was $158,210; the amount actually paid in fiscal 1995 was reduced by $20,000 to adjust for an advance on Mr. Blethen's fiscal 1995 bonus which was paid as salary in fiscal 1994.

(5) Amounts shown under "Other Annual Compensation" column exclude perquisites if the aggregate amount of the named executive officer's perquisites was less than the lesser of $50,000 or 10% of such officer's salary plus bonus.

(6) Amount shown includes tax equalization payment of $45,379 and a $4,721 automobile allowance.

(7) Amount shown includes relocation costs payable to Mr. Francis of $19,000 and a $7,000 automobile allowance.

(8) Amounts shown under "All Other Compensation" column represent, for Messrs. Blethen, Arcari and Daub, taxable amounts in respect of term life insurance and 401(k) plan matching contributions made by the Company and, for Mr. Francis, amounts contributed to benefit plans generally available to employees of the Company who are citizens of the United Kingdom.



OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted during the fiscal year ended July 31, 1996 by the Company to each of the named executive officers:


                                           INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                              --------------------------------------------         VALUE AT ASSUMED ANNUAL
                                             % OF TOTAL                              RATES OF STOCK PRICE
                                              OPTIONS                          APPRECIATION FOR OPTION TERM(B)
                                              GRANTED                          --------------------------------
                               OPTIONS      TO EMPLOYEES    EXERCISE PRICE     EXPIRATION
            NAME              GRANTED(A)   IN FISCAL YEAR     PER SHARE           DATE         5%        10%
            ----              ----------   --------------   --------------     ----------      --        ---
Roger W. Blethen............    50,000            30%          $11.4375           10/6/05   $359,709   $911,569
Martin S. Francis...........    50,000            30%          $11.4375           10/6/05    359,709    911,569
John J. Arcari..............    15,000             9%          $11.4375           10/6/05    107,913    273,471
Kenneth E. Daub.............         0             0            --                 --          --         --

---------------

(A) These options become exercisable in three installments. Twenty percent become exercisable one year from the grant date, thirty-five percent become exercisable two years from the grant date and forty-five percent become exercisable three years from the grant date.

(B) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock appreciation exercises will depend on the future performance of the common stock and the date on which the options are exercised.



OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth the aggregate dollar value of all options exercised during the fiscal year ended July 31, 1996 and the total number of unexercised options held on July 31, 1996, by each of the named executive officers:

                                                            NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT               IN-THE-MONEY OPTIONS
                                                               FISCAL YEAR END            AT FISCAL YEAR END(A)
                            SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
           NAME               ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             ---------------   --------   -----------   -------------   -----------   -------------
Roger W. Blethen..........        0              --         86,163         92,812       $ 127,764       $19,931
Martin S. Francis.........        0              --        120,750         94,250       $ 210,234       $17,578
John J. Arcari............        0              --         49,650         26,600       $ 100,669       $ 8,550
Kenneth E. Daub...........        0              --         78,100         11,600       $ 142,150       $ 8,550

---------------

(A) The closing price for the Company's common stock as reported by the Nasdaq National Market on July 31, 1996, the last business day of fiscal 1996, was $4.50. Value is calculated on the basis of the difference between the option exercise price and $4.50 multiplied by the number of shares of common stock underlying the option.


CHANGE OF CONTROL ARRANGEMENTS

     Options granted to the named executive officers contain provisions pursuant to which, under certain circumstances, they shall become fully vested and immediately exercisable upon a "change of control event" as defined in such options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of two directors who are not employees of the Company. The Committee has met six times since the last Annual Meeting of Stockholders of the Company. The Compensation Committee is responsible for establishing compensation policies with respect to all executive officers of the Company and determining on an annual basis the compensation of these individuals.

     The Compensation Committee has identified six goals for its work on behalf of the Company:

     1. Insure appropriate linkage between executive compensation and creation of stockholder value.

     2. Insure that the total compensation program can attract, motivate and retain executives with outstanding abilities.

     3. Determine the competitiveness of current cash and equity incentive opportunities.

     4. Evaluate the components of fixed salary and flexible compensation.

     5. Adopt and implement a cash bonus plan.

     6. Evaluate the effectiveness of the Company's equity opportunities for executives.

     In order to fulfill these goals, the Committee has reviewed salary surveys commissioned by the American Electronics Association, and has reviewed proxy statements from nine companies believed by the Committee to be comparable in size and complexity.

EXECUTIVE BONUS PLAN

     The Compensation Committee adopted an Executive Bonus Plan for fiscal 1996, after reviewing the operation of the Executive Bonus Plan in effect during fiscal 1995 in order to determine whether adjustments to the arrangements were warranted. Based on the review, the Plan was adjusted in several respects for fiscal 1996. The Executive Bonus Plan provided for a quarterly cash bonus based upon a percentage of profits, except for Mr. Daub, who received incentive compensation under a commission plan based on a percentage of orders. Specific participation percentages for each executive officer were established with reference to the officer's area and scope of responsibility within the Company.

CHIEF EXECUTIVE OFFICERS' COMPENSATION

     The Compensation Committee determined that it continued to be appropriate that base compensation for Messrs. Blethen and Francis be identical, and provided other compensation consistent with the goal of equal total compensation for the two Presidents. The Committee determined that it was appropriate that the Presidents' base salaries for fiscal 1996 be increased by 25% from the level set by the Committee during fiscal
1995, and that any additional increase in total compensation of the Presidents should derive from their participation in the Executive Bonus Plan and from stock options. The Committee also provided that each President receive a stock option at a fair market value exercise price for a number of shares based on the achievement of certain targeted increases in revenue in fiscal 1996 over fiscal 1995. The decisions made with respect to the fiscal 1996 compensation of the Presidents were intended to more closely align the interests of the Presidents with the interests of the Company and its stockholders.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     The Committee determined the appropriate portion of each other executive officer's total potential cash compensation to be contingent upon performance and payable under the Executive Bonus Plan which was in effect for fiscal 1996. Bonuses were paid in fiscal 1996 to the two other executive officers under this Executive Bonus Plan. The bonuses ranged from approximately 31% to 38% of the executive officer's total compensation. The Committee set base salaries with reference to both the base salary of the Presidents and the salaries of officers with comparable responsibilities in the comparable companies. The average increase in base salaries, approximately four percent over fiscal 1995, was deemed appropriate by the Committee.

EQUITY ARRANGEMENTS

     The Company maintains two stock option plans and one employee stock purchase plan. Each executive officer is eligible for stock option grants under one of the stock option plans. In determining the size of grants to be made to executive officers, the Committee seeks to implement its stated goal that there be appropriate linkage between executive compensation and the creation of stockholder value. If executive officers are able to increase the market capitalization of the Company, their stock options will achieve significant value and the stockholders will benefit generally. There is no fixed ratio between Company performance and size of grants or between base salary and size of grants.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The Committee believes that any compensation deemed paid to an executive officer when he or she exercises an outstanding option granted under that Plan with an exercise price equal to the fair market value of the option share on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Otherwise, it is not expected that the compensation to be paid to the Company's executive officers for fiscal 1997 will exceed the $1 million limit per officer.

                                            Samuel Rubinovitz
                                            Jacques Bouyer

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock during the five years ended July 31, 1996 with the total return on the Standard & Poor's 500 Composite Index and the Standard & Poor's High Technology Composite Index. The comparison assumes $100 was invested on July 31, 1991 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

                                                    S&P 500        S&P TECH-
      MEASUREMENT PERIOD          LTX CORPO-       COMPOSITE     NOLOGY SECTOR
    (FISCAL YEAR COVERED)           RATION           INDEX           INDEX
7/91                                    100.00          100.00          100.00
7/92                                     33.00          113.00          106.00
7/93                                    123.00          123.00          115.00
7/94                                     68.00          129.00          163.00
7/95                                    223.00          163.00          223.00
7/96                                     90.00          190.00          239.00

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and certain of its officers and persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Common Stock and any changes in such ownership to the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such reports, no untimely reports were made during the fiscal year ended July 31, 1996.

          ITEMS 2 AND 3. PROPOSALS TO AMEND THE 1990 STOCK OPTION PLAN

     The Board of Directors has adopted an amendment to the 1990 Stock Option Plan (as amended, the "1990 Plan"), subject to approval by the stockholders, to provide that the vesting of nonstatutory options issued under the 1990 Plan is accelerated upon the occurrence of a "change of control" as defined in the Plan.

     The Board of Directors has, in addition, subject to stockholder approval, adopted an amendment to the 1990 Plan to provide that options granted under the 1990 Plan in the future be exercisable for two years after termination of employment in the event employment of the optionee terminates as a result of death or disability. Prior to this amendment, the 1990 Plan provided that the exercise period was three months after termination of employment in the event employment of the optionee terminates as a result of disability and that the exercise period was six months in the event employment of the optionee terminates as a result of the death of the optionee.

     The 1990 Plan is intended to advance the interests of the Company and its stockholders by improving the Company's ability to attract and retain qualified individuals who are in a position to contribute to the management and growth of the Company and its subsidiaries and to provide incentive for such individuals to contribute to the Company's future success.

     The 1990 Plan provides that the Company may grant options for not more than 3,700,000 shares of its common stock, subject to increase or decrease in the event of subsequent stock splits or other capital changes. In the event that any option expires or terminates for any reason without being exercised in full, the unpurchased shares covered thereby will be available for reoffering under the 1990 Plan. Options under the 1990 Plan may be granted on or after October 24, 1990 but not later than October 23, 2000. As of October 1, 1996, 1,800,507 shares of common stock remain subject to future grant under the 1990 Plan.

     An option under the 1990 Plan may be granted only to an employee, director or consultant of the Company or its subsidiaries. The aggregate fair market value of common stock for which incentive options held by any participant may first become exercisable in any calendar year (determined as of the time the incentive option is granted) shall not exceed $100,000.

     The exercise price under each incentive option granted pursuant to the 1990 Plan shall not be less than 100% of the fair market value of the common stock on the date of grant. The exercise price of each nonstatutory option is not so limited.

     The 1990 Plan is administered by the Board of Directors of the Company or by a committee composed of members of the Board (the Board of Directors or any such committee being hereinafter referred to as the "Committee"). The Committee will have complete authority, subject to the limitations described in the 1990 Plan, to determine which eligible employees will be granted options, the time at which options will be granted, the number of shares covered by each option, and the option period.

     The 1990 Plan provides that each director who is not an employee of the Company will receive options to purchase 20,000 shares of the Company's common stock on the date first elected to the Board, and, at each Annual Meeting, 6,000 additional shares in each year served as a member of the Board, 3,000 additional shares in each year served as a chairman of a committee of the Board and 1,500 additional shares in each year served as a member of a committee of the Board. Each such option will have a fair market value exercise price and will be exercisable, cumulatively, to the extent of twenty percent of the option shares on the first anniversary date of the grant of the option, thirty-five percent of the option shares on the second anniversary date of the option grant and forty-five percent of the option shares on the third anniversary date of the option grant. In the event any director standing for re-election is not re-elected to the Board, all of such director's unexercisable option shares will become exercisable immediately. The Plan also provides that on the day of the 1996 Annual Meeting, as consideration for changing the exercise price of future options from $1.00 to fair market value, each director who is not an employee of the Company and has served as a director for at least one year, will receive a one-time grant of an option to purchase 10,000 shares of the Company's common stock at a fair market value exercise price, which option will be immediately exercisable. The provisions of the 1990 Plan relating to directors who are not employees of the Company cannot be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

     Each option under the 1990 Plan will be evidenced by a written option agreement in such form as may be approved by the Committee. Each option will be exercisable in one or more installments at the time provided in the option agreement, except that no incentive option may be exercised later than 10 years from the date of its grant. Each incentive option will provide that the option will become immediately exercisable in full in the event of a change of control. Options granted under the 1990 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of an optionee only by the optionee. All rights to purchase shares will cease to accrue upon the death or other termination of employment of an optionee, and any accrued rights not then exercised are exercisable only within a limited period thereafter.

     The 1990 Plan is intended to qualify as an "incentive stock option plan" within the meaning of Section 422 of the Internal Revenue Code of 1986, but not all options granted under the 1990 Plan are required to be incentive options. Under the applicable Code provisions, an employee will recognize no income subject to federal income taxation upon either the grant or exercise of an incentive option under the 1990 Plan, and the Company will not be entitled to a deduction for federal income tax purposes as a result of the grant or exercise of an incentive option. Generally, if an optionee disposes of the incentive option shares more than two years after the date the option was granted and more than one year after the exercise of the option, the gain or loss on a sale of the incentive option shares, equal to the difference between the sales price and the option exercise price, will be treated as long-term capital gain or loss. In that case the Company will not be entitled to a deduction at the time the optionee sells the option shares. If the optionee sells the incentive option shares within two years after the date the option is granted or within one year after the date the option is exercised, the optionee will generally be taxed on an ordinary income basis on the sale of the shares on an amount equal to the difference between the fair market value at exercise and the incentive option exercise price. The Company will be allowed a deduction at that time in an amount equal to the ordinary income realized by the employee. In addition, some optionees may be subject to a minimum tax on tax preference income. No taxable income will be recognized by an individual upon the grant of a nonstatutory option under the 1990 Plan. Upon the exercise of the nonstatutory option, however, the amount, if any, by which the fair market value of the shares at exercise exceeds the option exercise price will be treated as ordinary income to the individual in the year of exercise. In that case the Company will be allowed an income tax deduction in an amount equal to the amount the individual recognizes as ordinary income.

RECOMMENDED VOTES

     An affirmative vote of a majority of the Company's common stock represented in person or by proxy at the meeting is necessary to approve the amendment to the 1990 Stock Option Plan to provide that the vesting of nonstatutory options issued under the 1990 Plan is accelerated upon a "change of control" as defined in the 1990 Plan. The Board of Directors recommends that you vote 'FOR' this proposal.

     An affirmative vote of a majority of the Company's common stock represented in person or by proxy at the meeting is necessary to approve the amendment to the 1990 Stock Option Plan to provide that options granted in the future be exercisable for two years after termination of employment in the event employment of the optionee terminates as a result of death or disability. The Board of Directors recommends that you vote "FOR" this proposal.

                        INFORMATION CONCERNING AUDITORS

     Arthur Andersen LLP, who have been selected by the Board of Directors as independent public accountants to audit the financial statements of the Company for the 1997 fiscal year, have served as auditors for the Company since 1980. Representatives of Arthur Andersen LLP are expected to be at the 1996 Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be submitted for vote at the 1997 Annual Meeting must be delivered to the Company on or before July 12, 1997. In order to minimize controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                                 OTHER MATTERS

     As of this date, management knows of no business which may properly come before the 1996 Annual Meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them.

                                            RICHARD M. HARTER, Clerk

                                   DETACH HERE                             LTX 2

                                 LTX CORPORATION

                          LTX PARK AT UNIVERSITY AVENUE

                         WESTWOOD, MASSACHUSETTS 02090

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
P
R          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X        The undersigned hereby appoints Roger W. Blethen and John J. Arcari or
Y either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of common stock of LTX Corporation held of record by the undersigned on October 31, 1996, at the annual meeting of stockholders to be held on December 10, 1996, and any adjournments thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

         SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES. HOWEVER, YOU MUST SIGN AND RETURN THIS CARD TO ASSURE REPRESENTATION OF YOUR SHARES.

                                                                     -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                        SIDE
                                                                     -----------

                                  DETACH HERE                              LTX 1

[X] Please mark
    votes as in
    this example.

    PLEASE MARK, SIGN, DATE AND RETURN THIS FORM OF WRITTEN CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS CONSENT TO PROPOSALS NO. 1, 2 AND 3.

 1. To Elect Class I Directors for three-year terms ending 1999.

 NOMINEES: Graham C.C. Miller and Robert E. Moore

              [ ] FOR             [ ] WITHHOLD
                  BOTH                FROM BOTH
                  NOMINEES            NOMINEES

                                              MARK HERE
                                             FOR ADDRESS [ ]
[ ]__________________________________        CHANGE AND
 For, except vote withheld from the          NOTE BELOW
 nominee noted above.


 2. Approval of the amendment to the             FOR      AGAINST      ABSTAIN
    1990 Stock Option Plan to provide
    that the vesting of nonstatutory             [ ]        [ ]          [ ]
    options issued under the Plan is
    accelerated upon a "change of
    control" as defined in the Plan.

 3. Approval of the amendment to the             FOR      AGAINST      ABSTAIN
    1990 Stock Option Plan to provide
    that options granted in the future           [ ]        [ ]          [ ]
    be exercisable for two years after
    termination of employment in the
    event employment of the optionee
    terminates as a result of death or
    disability.

 4. To transact such other business as may properly come before the meeting and any adjournments thereof.

 Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature:                 Date:        Signature:                 Date:
          -----------------     --------          -----------------     --------

                               LTX CORPORATION

                           1990 STOCK OPTION PLAN

1. DEFINITIONS. As used in this 1990 Stock Option Plan, the following terms shall have the following meanings:

        1.1     BOARD means the Company's Board of Directors.

        1.2 CODE means the Federal Internal Revenue Code of 1986, as amended.

        1.3     COMPANY means LTX Corporation.

        1.4 FAIR MARKET VALUE means the value of a share of Stock of the Company on any date as determined by the Board.

        1.5 GRANT DATE means the date on which an Option is granted, as specified in Section 7.

        1.5A INCENTIVE OPTION means an Option intended to be an incentive stock option with the meaning of Section 422 of the Code.

        1.5B    NONSTATUTORY OPTION means any option that is not an Incentive
                Option.

        1.6 MARKET VALUE means, as of a particular date, the average closing bid and asked prices of the Stock in the Over the Counter Market, as reported by the National Association of Securities Dealers, Inc., or if the Stock is listed on an exchange, the closing price of the Stock.

        1.7 OFFICER means any person who has been identified by the Board as an "officer" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

        1.8 OPTION means an option to purchase shares of the stock granted under the Plan.

        1.9 OPTION AGREEMENT means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

        1.10 OPTION PRICE means the price paid by an Optionee for an Option under this Plan.

        1.11 OPTION SHARE means any share of Stock of the Company transferred to an Optionee upon exercise of an Option pursuant to this Plan.

        1.12 OPTIONEE means a person eligible to receive an Option, as provided in Section 6, to whom an Option shall have been granted under the Plan.

        1.13 PLAN means this 1990 Stock Option Plan of the Company, as amended.

        1.14 STOCK means commons stock, par value $0.05 per share, of the Company.

        1.15 VESTING YEAR for any portion of any Option means the calendar year in which that portion of the Option first becomes exercisable.

2. PURPOSE. This 1990 Incentive Stock Option Plan is intended to advance the interests of the Company and its stockholders by improving the Company's ability to attract and retain qualified individuals who are in a position to contribute to the management and growth of the Company and its subsidiaries and to provide additional incentive for such individuals to contribute to the Company's future success. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Options granted hereunder are required to be Incentive Options.

3. TERM OF THE PLAN. Options under the Plan may be granted on or after October 24, 1990, but not later than October 23, 2000.

4. STOCK SUBJECT TO THE PLAN. At no time shall the number of shares of the Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of the outstanding Options granted under the Plan exceed 3,700,000 shares, SUBJECT, HOWEVER, to the provisions of Section 15 of the Plan. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted. Each Director who is not an employee of the Company or a subsidiary thereof shall receive a Nonstatutory Option to purchase 20,000 shares of Common Stock on the date on which he or she is first elected to the Board of Directors of the Company and an additional Nonstatutory Option to purchase 6,000 shares of Common Stock on the date of each annual meeting at which he or she is re-elected or after which he continues to serve as a Director. Each Director who is not an employee of the Company or a subsidiary thereof shall also receive a Nonstatutory Option to purchase 3,000 shares of Common Stock in each year served as a chairman of a Committee of the Board of Directors and a Nonstatutory Option to purchase 1,500 shares of Common Stock in each year served as a member of a Committee of the Board of Directors, such options to be issued on the date the Committees are established annually by the Board of Directors. Each Option granted to a Director under this Section 4 shall have a fair market value exercise price per share and shall be exercisable, cumulatively, to the extent of twenty percent of the stock covered thereby on the first anniversary date of the grant of the Option, thirty-five percent of the stock covered thereby on the second anniversary date of the grant of the Option and forty-five percent of the stock covered thereby on the third anniversary date of the grant of the Option. In addition, on the day of the 1996 Annual Meeting of Stockholders, each Director who is not an employee of the Company who has served as an outside director for at least one year will receive a one-time grant of a Nonstatutory Option to purchase 10,000 shares of Common Stock at a fair market value exercise price, which Option will be immediately exercisable. In the event any Director standing for re-election is not re-elected to the Board of Directors at any meeting, all of such Director's unexercisable Options granted prior to the date of that meeting will become exercisable immediately.

5. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company or by a committee composed of members of the Board (the Board of Directors or any such committee being hereinafter referred to as the "Committee"). With respect to directors and Officers eligible to receive an Option under this Plan, the Plan shall be administered by a special committee (the "Special Committee") of the Board of Directors of the Company who are "disinterested persons" as defined in Rule 16b-3(c) (2) (i) under Section 16 of the Securities Exchange Act of 1934 and who are also not an employee of one or more of the Company and its subsidiaries. Only the Special Committee may grant Options to directors and Officers eligible to receive Options under this Plan. Subject to the provisions of the Plan, the Committee or the Special Committee, as the case may be, shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the
Company: (a) the employee, director or consultant to receive the Option; (b) the time of granting the Option; (c) the number of shares subject thereto; (d) the Option Price; and (e) the Option period. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, directors and consultants their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this Section 5 shall be conclusive.

6. ELIGIBILITY. An Option may be granted only to an employee, director, or consultant of one or more of the Company and its subsidiaries. A Director of one or more of the Company and its subsidiaries shall not be eligible to receive an Incentive Option. Any person who, within the meaning of Section 422A(b) (6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations) shall not be eligible to receive an Option. In any given fiscal year, no Optionee may receive Incentive Options covering more than 30,000 shares of Stock (such number of shares to be adjusted in accordance with Section 15).

7. TIME OF GRANTING OPTIONS. The granting of an Option shall take place at the time specified by the Committee. Only if expressly so provided by the Committee, shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

8. OPTION PRICE. The Option Price under each Incentive Option shall be not less than 100% of the Fair Market Value of Stock on the Grant Date; the Option Price under each Nonstatutory Option shall not be so limited.

9. OPTION PERIOD. No Incentive Option may be exercised later than the tenth anniversary of the Grant Date. The period during which a Nonstatutory Option may be exercised shall not be so limited. An Option may be exercisable in such installments, cumulative or noncumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the exercisability of such Option in whole or in part at any time, provided the acceleration of the exercisability of any Incentive Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code.

10. LIMIT ON INCENTIVE OPTION CHARACTERIZATION. No Incentive Option shall be considered an Incentive Option to the extent pursuant to its terms it would permit the Optionee to purchase for the first time in any Vesting Year more than the number of shares of Stock calculated by dividing the current limit by the Fair Market Value on the Grant Date. The current limit for any Optionee for any Vesting Year shall be $100,000 minus the aggregate Fair Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in such Vesting Year under each other Incentive Option granted to the Optionee under the Plan and each other incentive stock option plan of the Company (and its parent and subsidiary corporations).

11. EXERCISE OF OPTION. An Option may be exercised in accordance with its terms by written notice of intent to exercise the Option, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or shares of the Stock with a Market Value on the date of exercise equal to the Option Price of the shares to be purchased. Within 20 days thereafter, the Company shall deliver or cause to be delivered to the Optionee evidence of ownership of the number of shares then being purchased. Such shares shall be fully paid and nonassessable. If any law or applicable regulation of the Securities and Exchange Commission or other public regulatory authority shall require the Company or the Optionee to register or qualify under the Securities Act of 1933, as amended, any similar federal statute then in force or any state law regulating the sale of securities, any Option Shares with respect to which notice of intent to exercise shall have been delivered to the Company or to take any other action in connection with such shares, the delivery of the certificate or certificates or such shares shall be postponed until completion of the necessary action, which the Company shall take in good faith and without delay. All such action shall be taken by the Company at its own expense.

12. TERMINATION OF EMPLOYMENT. In the event that the Optionee's employment or association with the Company is terminated, whether voluntarily or by reason of dismissal or retirement, the Option, to the extent exercisable at the date of termination, may be exercised by the Optionee within three months after he or she ceases to be an employee, director or consultant. In the event that the Optionee's employment or association with the Company terminates as a result of the death or disability of the Optionee, the Option may be fully exercised by the Optionee or, in the event of the death of the Optionee by the person to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within two years after the date of termination, unless terminated earlier by its terms. Military or sick leave shall not be deemed a termination of employment provided that it does not exceed the longer of 90 days or the period during which the absent employee's reemployment rights are guaranteed by statute or by contract. In the event that the Optionee's employment or association with the Company terminates as a result of death or disability of the Optionee, the exercisability of any Option not otherwise immediately exercisable in full held by such Optionee shall be accelerated and such Options shall be fully exercisable as of the date of termination.

13. TRANSFERABILITY OF OPTIONS. Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only be the Optionee.

14. TRANSFERABILITY OF OPTION SHARES. The Optionee agrees that he or she will not transfer any of the Option Shares at any time purchased upon the exercise of any potion of the Option unless (i) such shares are registered under the provisions of the Securities Act of 1933, as amended, or (ii) at the request of the Company, the transferee represents, in form satisfactory to counsel for the Company, that he or she will not transfer, sell or otherwise dispose of the Optioned Shares at any time purchased by him or her in a manner which would violate the Securities Act of 1933, as amended (the "Act"), and the regulations of the Securities and Exchange Commission thereunder. The Optionee agrees that the Company may, at its discretion, make a notation on any certificates issued upon exercise of any portion of the Option to the effect that such certificate may not be transferred except after receipt by the Company of an opinion of counsel satisfactory to it to the effect that such transfer will not violate the Act and the regulations thereunder, and may issue "stop transfer" instructions to its transfer agent, if any, and make a "stop transfer" notation on its books as appropriate.

15. ADJUSTMENT OF NUMBER OF OPTION SHARES. Each Option Agreement shall provide that in the event of any stock dividend payable in the

Stock or any split-up or contraction in the number of shares of the Stock occurring after the date of the Agreement and prior to the exercise in full of the Option or the repurchase by the Company pursuant to Section 14, the number of shares subject to such Agreement shall be proportionately adjusted and the price to be paid for each share subject to the Option shall be proportionately adjusted. Each such agreement shall also provide that in case of any reclassification or change of outstanding shares of the Stock or in case of any consolidation or merger of the Company with or into another company or in case of any sales or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of Stock or other securities shall be delivered equivalent in kind and value to those shares an Optionee would have been received if the Option had been exercised in full or the repurchase consummated immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and no disposition had subsequently been made. Each Agreement shall further provide that upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent not theretofore exercised. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 15, the number of shares of the Stock available for the purpose of the Plan as stated in Section 4 shall be correspondingly adjusted.

16. RESERVATION OF STOCK. The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

17. LIMITATION OF RIGHTS IN THE OPTION SHARES. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefore and delivered to the Optionee. Any Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Articles of Organization or the By-laws of the Company.

18. TERMINATION AND AMENDMENT OF THE PLAN. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; PROVIDED that no modification shall be effective or increase the number of shares of Stock subject to the Plan or change the number or classification of employees eligible to receive Options until such modification is approved by the holders of a majority of the

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voting capital stock of the Company. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option. In no event may the Board amend the Plan more than once every six months other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder.

19. NOTICES. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company, to its Treasurer at LTX Park at University Avenue, Westwood Massachusetts 02090 and, if to the Optionee, to the address as the Optionee shall last have furnished to the communicating party.

20. WITHHOLDING; NOTICE OF DISPOSITION OF STOCK PRIOR TO EXPIRATION OF SPECIFIED HOLDING PERIOD.

        (a) Whenever shares are to be issued in satisfaction of an Option granted hereunder, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.

        (b) The Company may require as a condition to the issuance of shares covered by an Incentive Option that the party exercising such Option give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any other available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of shares covered by an Incentive Option that the party exercising such option give a satisfactory written representation promising to make such a remittance.

1990 Stock Option Plan of LTX/Stock Plans Master


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